                                                                EXHIBIT 10.108


                            SUBORDINATION AGREEMENT

        THIS SUBORDINATION AGREEMENT (this "Agreement"), dated as of August 16, 1996, is entered into among BRUCE H. WHITEHEAD, as agent for one hundred percent (100%) of the former shareholders of BritWill HealthCare Company, a Delaware corporation, pursuant to a Certain Collection Agency Agreement, dated as of August 10, 1995 ("Subordinate Creditor"), UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Borrower"), and IMPERIAL BANK, a California banking corporation ("Senior Creditor").

                                   RECITALS:

        1. Borrower executed and delivered to Subordinate Creditor a Second Amended and Restated Subordinated Promissory Note dated as of August 10, 1995 (which, as it may have been renewed, extended or rearranged is called "Subordinate Note"), in the original principal sum of Eight Million Dollars ($8,000,000). Borrower is also a party to a Contingent Payment Agreement, dated as of August 10, 1995, with Subordinate Creditor and BritWill HealthCare Company, a Delaware corporation (which, as it may have been amended or restated is called "Contingent Payment Agreement").

        2. Borrower executed and delivered to Senior Creditor a Promissory Note dated as of August 16, 1996, and may hereafter execute and deliver a second Promissory Note (which, as they may have been or may hereafter be renewed, extended and rearranged, are called "Senior Notes"), in the aggregate original principal sum of up to Seven Million Five Hundred Thousand Dollars ($7,500,000). The Senior Notes have been and/or will be issued pursuant to a Loan Agreement dated as of August 16, 1996 (which, as it may be amended, supplemented or restated from time to time, is called "Loan Agreement") between Borrower and Senior Creditor.

        3. As a condition to its advancing funds to Borrower, Senior Creditor has required that Borrower's obligations under the Subordinate Note and the Contingent Payment Agreement be subordinated to Borrower's Indebtedness under the Loan Agreement and the Senior Notes.

        4. Borrower, Subordinate Creditor and Senior Creditor now agree to subordinate the payment and performance of the Subordinate Note and the Contingent Payment Agreement to the payment and performance of the Senior Notes, all as set forth in the succeeding provisions of this Agreement (which shall control over any conflicting or inconsistent recitals above).
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                                  AGREEMENTS:

        In consideration of the premises and the mutual agreements herein set forth, Borrower, Subordinate Creditor and Senior Creditor hereby agree as follows:

        1. As used in this Agreement, the following terms shall have the respective meanings indicated:

                (a) Senior Indebtedness shall mean all indebtedness and obligations now existing or hereafter created of Borrower to Senior Creditor arising under or incurred pursuant to the Loan Agreement and any other documents executed or delivered in connection therewith including, without limitation, all indebtedness evidenced by the Senior Notes in the original principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) and all renewals, extensions, rearrangements, refundings and modifications thereof agreed to by Borrower. The Senior Indebtedness shall include amounts accruing subsequent to the filing of any bankruptcy, receivership, insolvency or like petition. Without limiting the generality of the foregoing, Senior Indebtedness shall include all obligations for fees, to indemnify, to reimburse for expenses and to reimburse for advances (whether for the payment of taxes, insurance premiums, the preservation or protection of property or the title thereto or for any other reason).

                (b) Subordinated Indebtedness shall mean all indebtedness and obligations now existing or hereafter created of Borrower to Subordinate Creditor arising under or incurred pursuant to or evidenced by the Subordinate Note, the Contingent Payment Agreement, and all renewals, extensions, rearrangements, refundings and modifications of the Subordinate Note and the Contingent Payment Agreement permitted by Senior Creditor, and all indebtedness and obligations arising under or incurred pursuant to any other documents executed or delivered in connection therewith. Senior Creditor shall not be deemed to have waived its rights under the subordination provisions contained in that certain Promissory Note, dated as of May 6, 1996, in the original principal amount of One Million Dollars ($1,000,000) made by Borrower in favor of Subordinate Creditor by not including such promissory note in the foregoing definition of Subordinated Indebtedness. Senior Creditor is relying on the subordination provisions contained in such promissory note and all of such rights are expressly reserved by Senior Creditor. Such promissory note to be paid $500,000 plus interest at closing and $500,000 plus interest on October 1, 1996.

        2. (a) Unless and until all Senior Indebtedness shall have been fully paid and satisfied and the obligation of Senior Creditor to make any further loans or advances to Borrower shall have ceased and terminated, Subordinate Creditor will not: (i) ask, demand or receive any security for the Subordinated indebtedness in addition to the security described on Exhibit A attached hereto and incorporated herein ("Permitted Subordinated Liens"), or
(ii) amend the Subordinate Note or the Contingent

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Payment Agreement or any other document existing in connection with the
Subordinated Indebtedness without the prior written consent of Senior Creditor, which consent may be withheld in Senior Creditor's sole and absolute discretion. Except as otherwise provided in Section 2(b) hereof, unless and until all Senior Indebtedness shall have been fully paid and satisfied and the obligation of Senior Creditor to make any further loans or advances to Borrower shall have ceased and terminated, or unless an event of default has occurred under the Subordinated Indebtedness and Subordinated Creditor has given Senior Creditor notice of such event of default and a period of nine (9) months has elapsed after Subordinated Creditor has given Senior Creditor such notice of event of default, Subordinate Creditor will not: (i) ask, demand, sue for, take or receive, or retain, from Borrower or any other person or entity, by setoff or in any other manner, payment of all or any part of the Subordinated Indebtedness, or (ii) declare the Subordinated Indebtedness due and payable by reason of any default or for any other reason, or bring or join with any creditor in bringing any proceeding against Borrower under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect ("Proceedings"). Notwithstanding the immediately preceding sentence, if an event of default has occurred under the Subordinated Indebtedness and Subordinated Creditor has given Senior Creditor notice of such event of default and a period of forty five (45) days has elapsed after Subordinated Creditor has given Senior Creditor such notice of event of default, Subordinate Creditor may exercise its rights in respect of the Permitted Subordinated Liens on certain outstanding shares of stock of Borrower which have been pledged to Subordinate Creditor by certain shareholders of Borrower to secure the obligations under the Subordinated Indebtedness. Subordinate Creditor hereby directs Borrower to make, and Borrower hereby agrees to make, such prior payment of the Senior Indebtedness to Senior Creditor.

        (b) Notwithstanding the foregoing, Borrower may pay, and Subordinate Creditor may accept and apply, regularly scheduled payments (but not prepayments) of principal and interest accruing on the Subordinated Indebtedness evidenced by the Subordinated Note and the Contingent Payment Agreement so long as (i) no Event of Default (as defined in the Loan Agreement) under Section 7.1(a) of the Loan Agreement has occurred which has not been fully cured to the satisfaction of Senior Creditor, or would result from such payment, or (ii) the Obligations (as defined in the Loan Agreement) have not become due and payable pursuant to Section 7.2 of the Loan Agreement. As of the date of this Agreement, Section 7.1(a) of the Loan Agreement states:

                "Borrower fails to pay on or before the fifth day following the due date thereof, any payment of interest due on the Loans, the Funding Fees, any Bank Expenses, or any other amount payable hereunder other than payments of principal required hereunder, or Borrower fails to pay on or before the due date thereof, any payment of principal required hereunder."

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
Senior Creditor agrees to use reasonable efforts to send Subordinate Creditor a copy of any notice of an Event of Default that Senior Creditor sends to Borrower under the Loan Agreement, if any; provided, however, that the failure of Senior Creditor to do so shall not in any way affect the rights and obligations of the parties under this Agreement.

        3. (a) Upon any distribution of the assets of Borrower in connection with any dissolution, winding up, liquidation or reorganization of Borrower (whether in Proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower or otherwise), Senior Creditor shall first be entitled to receive payment in full of all Senior Indebtedness before Subordinate Creditor shall be entitled to receive any payment in respect of the Subordinated Indebtedness. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, to which Subordinate Creditor would be entitled except for the provisions of this Agreement (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any securities which are subordinated as junior in right of payment to the Subordinated Indebtedness) shall be made by the liquidating trustee or agent or other persons making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) (a "Paying Party"), or if received by Subordinate Creditor, by Subordinate Creditor, directly to Senior Creditor, to the extent necessary to pay in full the Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to Senior Creditor. Subordinate Creditor hereby authorizes and directs each Paying Party to pay over to Senior Creditor upon demand by Senior Creditor, all such payments or distributions without the necessity of any inquiry as to the status or balance of the Senior Indebtedness, and without further notice to or consent of Subordinate Creditor. In furtherance of the foregoing, but not by way of limitation thereof, in the event Borrower is subject to any Proceeding, with the result that Borrower is excused from the obligation to pay all or part of the interest otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of any such Proceeding, Subordinate Creditor agrees that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or distributions in respect of the Subordinated Indebtedness.

           (b) In furtherance of the priority of payment granted to Senior Creditor hereunder, Subordinate Creditor hereby irrevocably authorizes and empowers Senior Creditor to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, to execute, sign, endorse, transfer and deliver any and all receipts and instruments, and to file claims and take such other proceedings, all in the name of Subordinate Creditor, or otherwise, as Senior Creditor may deem necessary or advisable for the enforcement of this Agreement, but Senior Creditor has no obligation

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
to do so. Subordinate Creditor hereby (i) agrees duly and promptly to take such action as may be required by Senior Creditor to collect the Subordinated Indebtedness for the account of Senior Creditor and/or to file appropriate proofs of claim in respect of the Subordinated Indebtedness, (ii) authorizes and empowers Senior Creditor to vote the full amount of the Subordinated Indebtedness in any bankruptcy, reorganization or similar proceeding affecting Borrower and in any meeting of creditors of Borrower as Senior Creditor may deem necessary or advisable for the preservation and/or enforcement of Senior Creditor's rights under this Agreement and/or the Senior Notes and the Loan Agreement, (iii) agrees to execute and deliver to Senior Creditor or its representatives on demand such powers of attorney, proofs of claim and other instruments as may be requested by Senior Creditor or its representatives in order to enable Senior Creditor to enforce any and all claims upon or with respect to the Subordinated Indebtedness, to collect and receive any and all such payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness, and to vote the full amount of the Subordinated Indebtedness in any proceeding or meeting referred to in clause (ii) of this subparagraph (b) as Senior Creditor may deem necessary or advisable for the preservation and/or enforcement of Senior Creditor's rights under this Agreement and/or the Senior Notes and the Loan Agreement.

        (c) In the event any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, and whether or not pursuant to any dissolution, winding up, liquidation or reorganization, not permitted by or in accordance with the provisions of this Agreement shall be received by Subordinate Creditor, such payment or distribution to Subordinate Creditor shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, Senior Creditor, or to its representative, in precisely the form received (except for the endorsement or assignment of Subordinate Creditor where necessary). In the event of any failure by Subordinate Creditor to make any such endorsement or assignment, Senior Creditor is hereby irrevocably authorized to make same.

        (d) Notwithstanding the terms and provisions of this Agreement, unless and until all Senior Indebtedness shall have been fully paid and satisfied and the obligation of Senior Creditor to make any further loans or advances to Borrower shall have ceased and terminated, Subordinate Creditor shall not be entitled to be subrogated to any of the rights of Senior Creditor against Borrower or any other person or entity or other collateral security or rights of offset held by Senior Creditor for the payment of the Senior Indebtedness, nor shall Subordinate Creditor have any right of indemnity, reimbursement or contribution against Borrower or any other person or entity for any payment of the Senior Indebtedness, and Subordinate Creditor hereby expressly waives each and every such right of subrogation, indemnity, reimbursement and contribution.


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
        (e) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Subordinate Creditor and Senior Creditor, and are solely for the benefit of Senior Creditor and may not be relied upon or enforced by any party other than Senior Creditor, and nothing contained in this Agreement is intended to or shall impair the obligation of Borrower, which is unconditional and absolute, to pay to Subordinate Creditor the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of Subordinate Creditor and creditors of Borrower other than Senior Creditor.

        (f) Subordinate Creditor hereby agrees that Senior Creditor may, at any time and from time to time, without the consent of or notice to Subordinate Creditor, and without impairing or releasing the obligations of Subordinate Creditor hereunder (i) to the extent permitted by the Loan Agreement or by any other document executed in connection therewith, or agreed to by Borrower, change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Indebtedness or the security therefor, or otherwise amend in any manner the Loan Agreement or any document executed in connection therewith; provided, however, that without the consent of the Subordinate Creditor, Section 7.1(a) of the Loan Agreement shall not be amended and the Loan Agreement and the Senior Notes shall not be amended to increase the amount of the Loans or to extend the maturity date of the loans past August 31, 1999; (ii) exercise or refrain from exercising any rights against Borrower and others; (iii) apply any sums by whomsoever paid or however realized to the Senior Indebtedness; (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property whatsoever and by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness; (v) release anyone liable in any manner for the payment or collection of any Senior Indebtedness; and (vi) settle or compromise all or any part of the Senior Indebtedness, and subordinate the payment of any part of the Senior Indebtedness to the payment of any other indebtedness (including any other part of the Senior Indebtedness). No invalidity, irregularity or unenforceability of all or any part of the Senior Indebtedness shall affect, impair or be a defense to this Agreement.

        4. Subordinate Creditor represents and warrants that no liens, security interests or assignments exist to secure any Subordinated Indebtedness other than the Permitted Subordinated Liens, and agrees that no further liens, security interests or assignments will arise or will be taken in the future to secure any Subordinated Indebtedness.

        5. Subordinate Creditor represents to Senior Creditor that the Subordinated Indebtedness is in good standing and in full force and effect and no breaches or defaults exist thereunder which have not been cured or waived, that all accrued interest on the

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
Subordinate Note has been paid in full through August 10, 1996 and that the outstanding principal balance of the Subordinate Note on this date is $8,000,000.

        6. This Agreement extends to and covers all amounts due on the Senior Indebtedness both before and after any filing of any Proceeding by or against Borrower, and Senior Creditor shall be entitled to amounts accruing on the Senior Indebtedness from the date of filing of said Proceeding to the date of full and final payment of the Senior Indebtedness.

        7. No part of the Subordinated Indebtedness or any instrument evidencing or securing the same has been heretofore transferred or assigned. Subordinate Creditor will not transfer or assign any part of the Subordinated Indebtedness nor any instrument evidencing the same while the Senior Indebtedness remains unpaid, without the prior written consent of Senior Creditor which such consent shall not be unreasonably withheld. As a condition to any such proposed transfer or assignment, the proposed transferee/assignee and Borrower shall execute and deliver to Senior Creditor an agreement in form and substance satisfactory to Senior Creditor in its reasonable discretion pursuant to which the transferee/assignee agrees to be bound by the terms and conditions of this Agreement. Subordinate Creditor shall remain liable for all obligations hereunder, notwithstanding any such permitted transfer or assignment. Except as otherwise consented to by Senior Creditor, any instrument evidencing the Subordinated Indebtedness will contain a conspicuous legend referring specifically to this Agreement and in form and content satisfactory to Senior Creditor. Subordinate Creditor will promptly deliver a copy of such legended instruments to Senior Creditor.

        8. In the event of a breach by any party hereto of any of the provisions of this Agreement, or in the event any representation or warranty contained herein or furnished to Senior Creditor by any party hereto shall prove to have been false when made, Senior Creditor shall have all rights provided to it under law or equity, including without limitation the right to sue the breaching party or parties to recover damages suffered by Senior Creditor as a result of such breach, and the right to obtain injunctive relief.

        9. Subordinate Creditor shall give, execute and deliver any notice, statement, instrument, document, agreement or other papers, and shall permit Senior Creditor, upon request, to make any notation or endorsement upon any promissory note or other instrument or documents evidencing or securing the Subordinated Indebtedness, that may be necessary or desirable, or that Senior Creditor any reasonable request, in order to create, preserve or validate the rights of Senior Creditor hereunder, to enable Senior Creditor to exercise or enforce its rights hereunder, or otherwise to effect the purposes of this Agreement.

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
        10. This Agreement is a continuing one, and all Senior Indebtedness to which it applies or may apply under the terms hereof shall conclusively be presumed to have been created in reliance herein.

        11. Borrower hereby agrees to pay upon demand all attorneys' fees and expenses reasonably incurred by Senior Creditor in connection with the enforcement of its rights under this Agreement.

        12. Subordinate Creditor and Borrower agree that, if at any time all or any part of any payment previously applied by Senior Creditor to the Senior Indebtedness is or must be returned by Senior Creditor--or recovered from Senior Creditor--for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made, and, in addition, Borrower hereby agrees to indemnify Senior Creditor against, and to save and hold Senior Creditor harmless from any required return by Senior Creditor--or recovery from Senior Creditor--of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

        13. Subordinate Creditor acknowledges that it has received a copy and is familiar with the terms of and conditions of the Senior Notes, the Loan Agreement and the other documents executed or delivered in connection therewith and that it approves all such terms and conditions and consents to the execution and delivery thereof and of this Agreement by Borrower, and to the performance of each thereof by Borrower.

        14. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the following addresses (and if so given, shall be deemed given on the second business day after mailing:

             If to Subordinate Creditor:

             Bruce H. Whitehead
             c/o BritWill Investments
             8111 Preston Road, Suite 715
             Dallas, TX 75225
             Telephone: (214) 365-9090
             Facsimile: (214) 365-9191


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
             If to Borrower:

             Unison HealthCare Corporation
             7272 E. Indian School Road, Suite 214
             Scottsdale, Arizona 85251
             Attn: Chief Financial Officer
             Telephone: (602) 423-1954
             Facsimile: (602) 481-6479


             If to Senior Creditor:

             Imperial Bank
             Attn: Mark W. Campbell
                   Regional Vice President
             201 North Figueroa Street
             Los Angeles, California 90012
             Telephone: (213) 484-3738
             Facsimile: (213) 484-3721

Borrower's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to the other parties and shall be the most recent such address furnished in writing by Borrower to the other parties. Subordinate Creditor's and Senior Creditor's respective addresses for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to Borrower and each such party's address for notice shall be the most recent such address furnished in writing by such party to Borrower. Actual notice, however and from whomever given or received, shall always be effective when received.

        15. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Subordinate Creditor and Senior Creditor (without any necessity for notice to or consent by Borrower, which are expressly WAIVED by Borrower). No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

        16. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it.


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
        17. This Agreement (a) shall be binding upon the parties hereto and their respective successors and assigns; (b) may be modified or amended only by a writing and signed by each party hereto; (c) shall be governed by and construed in accordance with the laws of the State of California, (d) may be executed in several counterparts, and by the parties hereto on separate counterparts and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

        18. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING PURSUANT TO OR ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE HELD ONLY IN THE CITY AND COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF SENIOR CREDITOR, IN ANY OTHER FORUM IN WHICH SENIOR CREDITOR INITIATES PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 18 AND STIPULATE THAT ANY FORUM LOCATED IN THE CITY AND COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF ADJUDICATING, ARBITRATING, OR RESOLVING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST SUBORDINATE CREDITOR MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 14 HEREINABOVE.

        19. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 19 WITH

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
ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

        EXECUTED as of the date first above written.


                                        /s/ Bruce H. Whitehead
                                        -------------------------------
                                        BRUCE H. WHITEHEAD, as agent


                                        UNISON HEALTHCARE CORPORATION

                                        By: /s/ Jerry M. Walker
                                            ---------------------------
                                            Title: President


                                        IMPERIAL BANK

                                        By: /s/ Thomas H. Shinkle
                                            ---------------------------
                                            Title:

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
                                Exhibit A

                        Permitted Subordinated Liens


        Liens created by the "Pledge Agreements" as defined in the third full paragraph on page 7 of the Subordinated Note, so long as such liens do not attach to any property or assets of any kind whatsoever owned by Borrower or in which Borrower has an interest.





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